Exhibit 10.2

EXECUTION VERSION

Apax VIII-A L.P. Third Floor, Royal Bank Place 1 Glategny Esplanade St Peter Port Guernsey GY1 2HJ Apax VIII-B L.P. Third Floor, Royal Bank Place 1 Glategny Esplanade St Peter Port Guernsey GY1 2HJ	Apax VIII-1 L.P. Third Floor, Royal Bank Place 1 Glategny Esplanade St Peter Port Guernsey GY1 2HJ Apax VIII-2 L.P. Third Floor, Royal Bank Place 1 Glategny Esplanade St Peter Port Guernsey GY1 2HJ

EQUITY COMMITMENT LETTER

May 23, 2013

Rhodes Holdco, Inc.

c/o Apax Partners, L.P.

601 Lexington Avenue, 53rd Floor

New York, New York 10022

Attn: Alex Pellegrini

Re:	Equity Financing Commitment

Ladies and Gentlemen:

This letter agreement sets forth the commitment of Apax VIII-A L.P., Apax VIII-B L.P., Apax VIII-1 L.P. and Apax VIII-2 L.P. (collectively, the “Investors”) with the undersigned parties hereto, subject to the terms and conditions hereof, to purchase, or cause an assignee permitted by Section 9 of this letter agreement to purchase, directly or indirectly, equity securities of Rhodes Holdco, Inc., a Delaware corporation (“Parent”). It is contemplated that pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, among Parent, rue21, inc., a Delaware corporation (the “Company”) and Rhodes Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Parent shall acquire the Company through the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

1.	Termination Obligations.

(a) Upon the terms and subject to the conditions set forth herein, the Investors hereby collectively commit to purchase for cash, or cause an assignee permitted by Section 9 of this letter agreement to purchase for cash, directly or indirectly, an aggregate of $62,718,000 of equity securities of Parent solely for the purposes of allowing Parent to pay (A) the Parent Termination Fee in accordance with the Merger Agreement and subject to the limitations set forth in the Merger Agreement (the “Termination Commitment”), (B) any amounts payable by Parent pursuant to Section 6.14(b) or the first sentence of Section 8.5(c) or Section 8.5(d) of the Merger Agreement and (C) all other monetary liabilities of Parent or Merger Sub arising out of or related to the Merger Agreement (clauses (B) and (C) collectively, the “Other Termination Amounts” and together with the Termination Commitment, the “Termination Obligations”); provided, that (i) the Investors shall not collectively be required to purchase, directly or indirectly, more than $62,718,000 together with any amounts payable by Parent pursuant to Section 6.14(b) or Section 8.5(d) (the “Cap”) of equity securities of Parent (or, in the case of each Investor, subject to the second sentence of Section 4, hereof, its Pro Rata Percentage of such amount) pursuant to this Section 1 and (ii) this letter agreement does not give any person any rights or remedies against any Investor or Investor Affiliate (as such term is defined below), other than as expressly set forth herein, and this letter agreement shall not be enforced without giving effect to the Cap. The obligation of the Investors to purchase equity securities of Parent to fund, or cause the funding of, the Termination Commitment shall be subject to the Parent Termination Fee becoming payable by termination of the Merger Agreement in the circumstances specified therein and in accordance with the terms thereof. The Investors shall be required to fulfill their commitment to purchase equity securities of Parent to fund, or cause the funding of Parent’s payment of any Other Termination Amounts no later than the date that the related fees, expenses and other liabilities are payable to or in connection with the Merger Agreement. In lieu of purchasing equity securities of Parent, an Investor may satisfy its Termination Obligations in whole or in part by the purchase, directly or indirectly, of debt securities.

(b) The obligation of the Investors to fund, or cause the funding of, the Termination Obligations shall automatically and immediately terminate upon the earliest to occur of (1) the consummation of the Closing (but only if the Investors have funded the Closing Commitment in accordance with Section 1 of the Equity Financing Commitment Letter), (2) termination of the Merger Agreement in accordance with its terms (other than a termination of the Merger Agreement (x) for which the Parent Termination Fee is, in accordance with Section 8.5 of the Merger Agreement, payable by Parent or (y) which does not discharge the amounts payable related to any Other Termination Amounts (any such termination for which the Parent Termination Fee is so payable or that does not discharge the amounts payable related to any Other Termination Amounts, a “Qualifying Termination”)), and (3) the 150th day after a Qualifying Termination unless prior to the 150th day after such Qualifying Termination, (A) the Company shall have commenced a suit, action or other proceedings against Parent alleging the Parent Termination Fee is due and owing or that Parent or Merger Sub is liable for any breaches or other payment or reimbursement obligations under or in connection with the Merger Agreement or (B) the Company shall have commenced a suit, action or other proceeding against one or more Investors that amounts are due and owing from the Investors pursuant to Section 1 of this letter agreement (a “Qualifying Claim”); provided, that if a Qualifying Termination has occurred and a Qualifying Claim is filed prior to such 150th day after a Qualifying Termination, no Investor shall have any further liability or obligation under this letter agreement for any Termination Obligations from and after the earliest of (i) the consummation of the Closing (but only if the Investors have funded the Closing Commitment in accordance with Section 1 of the Equity Financing Commitment Letter), (ii) a final, non-appealable order of a court of competent jurisdiction resolving such Qualifying Claim by determining that Parent does not owe the Parent Termination Fee or any other amounts described herein as Other Termination Amounts to the Company, as applicable, (iii) a written agreement among the Investors, the Company and Parent terminating the obligations and liabilities of the Investors for their Termination Obligations set forth in this letter agreement and (iv) payment of the Parent Termination Fee, as applicable, and any Other Termination Amounts due to the Company, in each case unless any portion is legally compelled or becomes legally compelled by judicial order or otherwise to be returned by the Company to Parent, Merger Sub, the Investors or their respective affiliates. In the event that the Company or any of its controlled Affiliates institutes any suit, action or other proceeding (A) asserting that any provisions of this Section 1 of this letter agreement are illegal, invalid or unenforceable in whole or in part or that the Investors are liable in excess of or to a greater extent than the Cap, (B) arising under, or in connection with, this letter agreement, the Merger Agreement, the Debt Financing Commitment or the transactions contemplated hereby or thereby, other than a Retained Claim (as defined below) or (C) in respect of a Retained Claim in any court or other tribunal other than a court provided in Section 9 of this letter agreement, then (x) the obligations of the Investors under this letter agreement shall terminate ab initio and be null and void, and (y) none of the Investors, Parent, Merger Sub nor any Investor Affiliate shall have any liability to the Company or any of its Affiliates under this letter agreement or with respect to the Merger Agreement, the Debt Financing Commitments or the transactions contemplated hereby or thereby. “Retained Claims” means (i) claims by the Company (1) to enforce its rights under this letter agreement (provided that the maximum aggregate liability of the Investors under this letter agreement shall in no event exceed an amount equal to the Cap and shall in no event be payable unless the Parent Termination Fee or any other Termination Obligation would otherwise be due and payable in accordance with the terms of the Merger Agreement), (2) to enforce the funding of the Termination Obligations to Parent, (3) to enforce the funding of the Closing Commitment (as defined in the Equity Financing Commitment Letter) to Parent only to the extent that the Company is expressly entitled to enforce such funding in accordance with the Equity Financing Commitment Letter and Section 9.5 of the Merger Agreement and subject to all of the terms, conditions and limitations herein and therein, (4) to enforce its rights under the Confidentiality Agreement or (5) against Parent or Merger Sub relating to the Merger Agreement and the transactions contemplated thereby.

(c) The obligations of the Investors under this letter agreement to fund, or to cause the funding of, the Termination Obligations in accordance with this Section 1 shall, to the fullest extent permitted by applicable law (as defined in the Merger Agreement), be absolute and unconditional and shall not be released or discharged in whole or in part, or otherwise affected, irrespective of: (i) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other person or entity interested in the transactions contemplated by the Merger Agreement, or any insolvency, bankruptcy, winding up, moratorium, receivership, dissolution, assignment, reorganization or other similar proceeding (each, a “Reorganization Proceeding”) affecting Parent, Merger Sub or any other person or entity interested in the transactions contemplated by the Merger Agreement or any of their respective assets, (ii) any rescission, waiver, compromise or other amendment or modification of the Merger Agreement or any other agreement evidencing, securing, or otherwise executed in connection with, any of the Termination Obligations, or change in the manner, place or terms of payment or performance, or any change or extension of the time, place or manner of payment or performance of, or renewal of, any Termination Obligations, any escrow arrangement or other security therefor, or any amendment or waiver of or any consent to any departure from the terms of the Merger Agreement or the documents entered into in connection therewith, (iii) the addition, substitution or release of any person or entity now or hereafter liable with respect to the Termination Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, (iv) any lack of validity or enforceability of the Merger Agreement, any other agreement or instrument relating thereto, other than by reason of fraud or intentional misrepresentation or willful breach by the Company, (v) the existence of any claim, set-off or other right that the Investors may have at any time against Parent, Merger Sub or the Company (or the existence of any claim, set-off or other right that Parent or Merger Sub may have at any time against the Company), whether in connection with any Termination Obligations, the Merger Agreement or otherwise, (vi) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub, any Investor or any other person or entity interested in the transactions contemplated by the Merger Agreement (whether the requirement to file such a claim or demand arose in connection with any Reorganization Proceeding or otherwise) or (vii) the adequacy of any other means the Company may have of obtaining payment of any Termination Obligations.

(d) In connection with the execution of the Merger Agreement, Parent has received a separate equity commitment letter (the “Equity Financing Commitment Letter”) from the Investors wherein the Investors have agreed that, subject to the terms and conditions set forth therein they will purchase, directly or indirectly, debt or equity securities of Parent in the amount set forth therein, which amount shall be used by Parent towards a portion of the Closing Commitments (as defined in the Equity Financing Commitment Letter).

2.	Confidentiality. Other than as required by Law or the rules of any national securities exchange, each of the parties agrees that it will not, nor will it permit its advisors or affiliates to, disclose to any person or entity the contents of this letter agreement, other than to its advisors and affiliates who are instructed to maintain the confidentiality of this letter agreement in accordance herewith; provided that, this letter may be provided to the Company and the Company may disclose this letter to (a) its Affiliates and representatives who are instructed to maintain the confidentiality of this letter agreement in accordance herewith, (b) if requested in discovery in connection with litigation relating to the Merger Agreement and the transactions contemplated thereby brought by Company stockholders, (c) in connection proceedings seeking the enforcement of this letter agreement and (d) to the extent required by Law.

3.

Enforceability; No Recourse. This letter agreement may only be enforced by either (i) Parent and Merger Sub or (ii) the Company; provided, that the Company acknowledges and agrees that any payment of the Termination Obligations will be made only to Parent. This letter agreement does not give any person any remedy, recourse or right of recovery against, or contribution from any Investor Affiliate, through any of the Investors, Parent or Merger Sub except for Parent’s and Merger Sub’s and the Company’s rights against the Investors under this letter agreement including the right to cause the Investors to fund to Parent, or cause the funding to Parent of, the Termination Obligations). It is expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Investor Affiliate, as such, for any obligations of the Investors under this letter agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. For purposes of this letter agreement, the term “Investor Affiliate” means (i) any former, current or future general or limited partners, stockholders, holders of any equity, partnership or limited liability company interest, officer, member, manager, director, employees, agents, controlling persons, assignee, affiliates or affiliated (or commonly advised) funds of any Investor, (ii) Parent or Merger Sub, or (iii) any former, current or future general or limited partners, stockholders, holders of any equity, partnership or limited liability company interest, officer, member, manager, director, employees, agents, attorneys, controlling persons, assignee or affiliates of any of the foregoing.

4.	Relationship of the Parties. Each party acknowledges and agrees that (a) this letter agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this letter agreement nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise, (b) the obligations of each of the Investors under this letter agreement are solely contractual in nature and (c) the determination of each Investor was independent of each other. Notwithstanding anything to the contrary contained in this letter agreement, the liability of each of Apax VIII-1 L.P. or Apax VIII-2 L.P. shall become the liabilities of Apax VIII-A L.P. and Apax VIII-B L.P., on a joint and several basis, and Apax VIII-A L.P. and Apax VIII-B L.P., each of whom hereby agree to, and do, assume such liabilities, to the extent any of Apax VIII-1 L.P. or Apax VIII-2 L.P. fails to satisfy its obligations hereunder. Otherwise, the liabilities of each Investor shall be based upon its respective Pro Rata Percentage of the Termination Commitment or such lesser amount as may be required to be paid by the Investors in accordance with the terms hereof and the Merger Agreement. The “Pro Rata Percentage” of each Investor is as set forth below (subject to adjustment, provided, that in any event the total Pro Rata Percentage of the Investors (including any permitted assignee pursuant to Section 9 of this letter agreement) shall always equal 100%):

Apax VIII-A L.P.	50.56%
Apax VIII-B L.P.	49.23%
Apax VIII-1 L.P.	0.11%
Apax VIII-2 L.P.	0.10%

5.	Third Party Beneficiaries. This letter agreement is solely for the benefit of the Investors, Parent, Merger Sub and the Company and is not intended to, nor does it, confer any benefits on, or create any rights or remedies in favor of, any person other than the Investors, Parent, Merger Sub and the Company. In no event shall any of Parent’s creditors (other than the Company) have any right to enforce this letter agreement or to cause Parent to enforce this letter agreement. For the avoidance of doubt, the Termination Obligations will be funded to Parent and under no circumstances will the Company be entitled to or seek that the Investors fund, or cause the funding, of the Termination Obligations directly to the Company.

6.	No Modifications. This letter agreement may not be amended or otherwise modified without the prior written consent of the Company, Parent and the Investors.

7.	Investor Representations and Covenants.

(a) Each Investor hereby covenants and agrees that it shall have the financial capacity to pay and perform its obligations under this letter agreement and all funds necessary for such Investor to fulfill its obligations under this letter agreement shall be available to such Investor for so long as such obligations shall remain in effect in accordance with the terms hereof. The Investors will use reasonable best efforts to cause Parent and Merger Sub to apply the funds received in accordance with Section 1 above in satisfaction of Parent’s and Merger Sub’s obligations under and in accordance with the Merger Agreement. Each Investor agrees that until the termination of the obligation of the Investors to fund, or cause the funding of, the Termination Obligations pursuant to Section 1: (i) such Investor and its affiliates will not cause Parent or Merger Sub to file for any voluntary Reorganization Proceeding, (ii) such Investor will use reasonable best efforts to take necessary actions so that Parent and Merger Sub do not file for any voluntary Reorganization Proceeding, and (iii) such Investor will use reasonable efforts to oppose any involuntary Reorganization Proceeding, in each case with respect to Parent or Merger Sub (for the avoidance of doubt, in no event shall such efforts include the obligation to provide or expend funds that are not otherwise required to be provided or expended pursuant to this letter agreement).

(b) In connection therewith, each Investor hereby represents and warrants that: (1) it has all organizational power and authority to execute, deliver and perform this letter agreement; (2) the execution, delivery and performance of this letter agreement by the Investor has been duly and validly authorized and approved by all necessary organizational action by it; (3) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this letter agreement; (4) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this letter agreement by the Investor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this letter agreement; (5) there is not in existence any document, agreement, arrangement or understanding in relation to any aspect of the Equity Financing or this letter agreement to which any Investor, Parent, Merger Sub or any Investor Affiliate is a party which would prejudice the Parent’s or Merger Sub’s ability to pay or procure payment of the amounts payable to the Company pursuant to the Merger Agreement or such Investor’s ability to fund the Termination Commitment pursuant to this letter agreement; (6) the entering into of this letter agreement and/or committing the Termination Obligations to Parent and Merger Sub will not result in such Investor being in breach of any investment restriction or other obligation contained in its limited partnership agreements, any side letters related thereto, similar organizational documents or any Law, regulation, rule, order, judgment or contractual restriction binding on the Investor or its assets; and (7) such Investor has the financial capacity to pay and perform its obligations under this letter agreement and all funds necessary for such Investor to fulfill its obligations under this letter agreement shall be available to such Investor for so long as such obligations shall remain in effect in accordance with the terms hereof.

8.	Governing Law; Jurisdiction; Venue. THIS LETTER AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS LETTER AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in the event any dispute arises out of this letter agreement or any of the transactions contemplated by this letter agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.6 of the Merger Agreement (it being understood that any notice to an Investor shall be delivered in the same manner as a notice to Parent as set forth therein). Each of the parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any legal action, suit or proceeding arising out of, based upon or relating to this letter agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH OF PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9.

Assignment; Merger. This letter agreement is binding upon each Investor, its successors and permitted assigns, and shall inure to the benefit of, and be enforceable by, Parent, Merger Sub and the Company and their respective successors and permitted assigns. An Investor’s obligation to fund all or any portion of the Termination Obligations set forth herein may be assigned by any Investor to any other Investor or any additional equity co-investor and/or their respective affiliates and affiliated funds; provided, however, that any such assignment shall not relieve any Investor of its obligations under this letter agreement (including its obligation to fund the Termination Obligations). Any transfer in violation of any provisions of this Section 9 shall be null and void. In the event an Investor (i) consolidates with or merges with any other person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any person such that the Investor’s uncalled capital, together with the uncalled capital of any permitted assignee to which the Investor’s obligations hereunder are assigned pursuant to this Section 9 of this letter agreement, is less than the such Investor’s Pro Rata Percentage of the aggregate Termination Commitment then, and in each such case, Parent and the Company may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such transferee person, as the case may be, but only to the extent of the liability of such Investor hereunder and subject to the limitations herein.

10.	Counterparts; Entire Agreement. This letter agreement may be executed and delivered (including by facsimile, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this letter agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense. This letter agreement, the Equity Financing Commitment Letter, the Merger Agreement (including the exhibits and schedules thereto) and the Confidentiality Agreement contain the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, proposals, undertakings, arrangements and understandings, whether written or oral, with respect thereto.

[Signature pages follow.]

* * * * * * *

If this letter agreement is agreeable to you, please so indicate by signing in the space indicated below.

Very truly yours,

Apax VIII-A L.P.

By:	Apax VIII GP L.P. Inc.
Its:	General Partner
By:	Apax VIII GP Co. Limited
Its:	General Partner

By:	/s/ A W Guille

Name:

Title:	Director

By:	/s/ Denise Fallaize

Name:	Denise Fallaize

Title:	Director

Apax VIII-B L.P.

By:	Apax VIII GP L.P. Inc.
Its:	General Partner
By:	Apax VIII GP Co. Limited
Its:	General Partner

By:	/s/ A W Guille

Name:

Title:	Director

By:	/s/ Denise Fallaize

Name:	Denise Fallaize

Title:	Director

Signature Page to Equity Commitment Letter

Apax VIII-1 L.P.

By:	Apax VIII GP L.P. Inc.
Its:	General Partner
By:	Apax VIII GP Co. Limited
Its:	General Partner

By:	/s/ A W Guille

Name:

Title:	Director

By:	/s/ Denise Fallaize

Name:	Denise Fallaize

Title:	Director

Apax VIII-2 L.P.

By:	Apax VIII GP L.P. Inc.
Its:	General Partner
By:	Apax VIII GP Co. Limited
Its:	General Partner

By:	/s/ A W Guille

Name:

Title:	Director

By:	/s/ Denise Fallaize

Name:	Denise Fallaize

Title:	Director

Signature Page to Equity Commitment Letter

Accepted and agreed to as of the first date written above.

RHODES HOLDCO, INC.

By:	/s/ Alex Pellegrini
	Name:	Alex Pellegrini
	Title:	Vice President

Signature Page to Equity Commitment Letter

RUE21, INC.

By:	/s/ Robert N. Fisch
	Name:	Robert N. Fisch
	Title:	President, Chief Executive Officer and Chairman of the Board

Signature Page to Equity Commitment Letter

EXECUTION VERSION

Schedule A

Allocated to:	Termination Commitment
Apax VIII-A L.P.	$31,710,220.80
Apax VIII-B L.P.	$30,876,071.40
Apax VIII-1 L.P.	$68,989.80
Apax VIII-2 L.P.	$62,718.00

Total:	$62,718,000.00

A-1